EXHIBIT 99.1
Upland Software Reports Third Quarter 2020 Financial Results
November 5, 2020, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the third quarter of 2020 and raised guidance for its fourth quarter and full year of 2020.

Third Quarter 2020 Financial Highlights

•Total revenue was $74.2 million, an increase of 35% from $55.1 million in the third quarter of 2019.
•Subscription and support revenue was $71.0 million, an increase of 39% from $51.1 million in the third quarter of 2019.
•GAAP net loss was $11.3 million, or a loss of $0.42 cents per share, compared to a GAAP net loss of $12.3 million, or a loss of $0.50 cents per share, in the third quarter of 2019.
•Adjusted EBITDA was $25.0 million, or 34% of total revenue, an increase of 21% from $20.7 million, or 38% of total revenue, in the third quarter of 2019.
•GAAP operating cash flow was $18.7 million, an increase from negative $0.3 million of GAAP operating cash flow in the third quarter of 2019. Free cash flow was $18.5 million, an increase from negative $0.7 million of free cash flow in the third quarter of 2019.
•Completed follow-on equity offering raising $136.9 million ($130.1 million, net).
•Cash on hand as of the end of the third quarter of 2020 was $233.0 million.

"In Q3, we posted record organic growth and free cash flow,” said Jack McDonald, Upland’s chairman and chief executive officer. “We also completed a transformational equity raise - and are now capitalized well enough to be able to grow double digits through a combination of organic growth and acquisitions and are no longer dependent on the equity capital markets due to our free cash flow generation,” he said. “In particular, our goal in 2021 is to achieve our acquisition targets while also generating substantial free cash flow,” he added. “Finally, based on strength we are seeing in our business, we have raised our revenue and Adjusted EBITDA guidance for Q4 and the full year."

Third Quarter Business Highlights

•Expanded 247 existing customer relationships, including 37 major expansions, and added 108 new customer relationships, including 34 major accounts.
•Focused on accelerating customer productivity, with six major releases and 15 feature packs across Upland's cloud solutions. For example: in our Project & IT Management Cloud, we introduced a new resource request workflow to help users streamline resource allocation requests, resulting in greater utilization and profitability; and in our Enterprise Sales & Marketing Cloud, we added key Microsoft integrations that enable users to access their RFP and proposal library directly from within Word and Excel.
•Announced a new offering that will bring Upland's end-to-end cloud-based workflow solution for document capture, image processing, and data extraction onto HP Workpath. This new offering is intended to meet the urgent market demand to rapidly digitize the document lifecycle process as companies work through the challenges of balancing remote and in-office teams.
•Continued to invest in our go-to-market initiatives across sales, marketing, and customer success.

Business Outlook

For the quarter ending December 31, 2020, Upland expects reported total revenue to be between $70.0 and $74.0 million, including subscription and support revenue between $67.0 and $70.0 million, for growth in recurring revenue of 16% at the mid-point over the quarter-ended December 31, 2019. Fourth quarter 2020 Adjusted EBITDA is expected to be between $23.2 and $25.2 million, for an Adjusted EBITDA margin of 34% at the mid-point, representing a reduction of 3% at the mid-point over the quarter-ended December 31, 2019.

For the full year ending December 31, 2020, Upland expects reported total revenue to be between $283.5 and $287.5 million, including subscription and support revenue between $269.6 and $272.6 million, for growth in recurring revenue of 33% at the mid-point over the year ended December 31, 2019. Full year 2020 Adjusted EBITDA is expected to be between $96.5 and $98.5 million, for an Adjusted EBITDA margin of 34% at the mid-point, representing growth of 18% at the mid-point over the year ended December 31, 2019.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-866-270-1533 in the United States or +1-412-317-0797 if outside the United States. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland Software (Nasdaq: UPLD) is a leader in cloud-based tools for digital transformation. The Upland Cloud enables thousands of organizations to engage with customers on key digital channels, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. The Upland Cloud is backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
833-875-2631

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Subscription and support	$70,992	$51,059	$202,582	$144,757
Perpetual license	411	975	1,263	2,207
Total product revenue	71,403	52,034	203,845	146,964
Professional services	2,781	3,031	9,686	9,607
Total revenue	74,184	55,065	213,531	156,571
Cost of revenue:
Subscription and support	23,562	14,678	64,701	42,574
Professional services	2,021	1,995	6,755	5,470
Total cost of revenue	25,583	16,673	71,456	48,044
Gross profit	48,601	38,392	142,075	108,527
Operating expenses:
Sales and marketing	11,760	8,709	34,511	23,680
Research and development	10,400	7,434	30,308	20,840
Refundable Canadian tax credits	(433)	(133)	(929)	(304)
General and administrative	16,864	12,196	51,195	34,232
Depreciation and amortization	9,117	6,427	27,425	17,430
Acquisition-related expenses	3,574	7,457	24,513	24,444
Total operating expenses	51,282	42,090	167,023	120,322
Loss from operations	(2,681)	(3,698)	(24,948)	(11,795)
Other expense:
Interest expense, net	(8,078)	(5,517)	(23,594)	(15,879)
Loss on debt extinguishment	—	(2,317)	—	(2,317)
Other income (expense), net	598	(228)	(819)	(1,681)
Total other expense	(7,480)	(8,062)	(24,413)	(19,877)
Loss before benefit from (provision for) income taxes	(10,161)	(11,760)	(49,361)	(31,672)
Benefit from (provision for) income taxes	(1,149)	(547)	3,811	6,166
Net loss	$(11,310)	$(12,307)	$(45,550)	$(25,506)
Net loss per common share, basic and diluted	$(0.42)	$(0.50)	$(1.77)	$(1.13)
Weighted-average common shares outstanding, basic and diluted	27,220,134	24,568,483	25,725,495	22,550,232

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$232,972	$175,024
Accounts receivable, net of allowance	41,126	50,938
Deferred commissions, current	4,758	3,059
Unbilled receivables	6,912	5,111
Prepaid and other	8,064	4,748
Total current assets	293,832	238,880
Tax credits receivable	4,175	4,186
Property and equipment, net	3,181	3,917
Operating lease right-of-use asset	10,831	8,056
Intangible assets, net	285,312	282,727
Goodwill	383,336	346,134
Deferred commissions, noncurrent	11,259	8,763
Other assets	2,394	4,165
Total assets	$994,320	$896,828
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,469	$5,904
Accrued compensation	6,912	11,559
Accrued expenses and other current liabilities	13,228	15,344
Deferred revenue	78,503	76,558
Due to sellers	3,494	14,276
Operating lease liabilities, current	3,233	2,533
Current maturities of notes payable	3,185	3,193
Total current liabilities	115,024	129,367
Notes payable, less current maturities	519,339	521,881
Deferred revenue, noncurrent	1,493	496
Operating lease liabilities, noncurrent	9,224	5,862
Noncurrent deferred tax liability, net	27,299	25,685
Interest rate swap liabilities	33,073	—
Other long-term liabilities	624	676
Total liabilities	706,076	683,967
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	504,425	345,127
Accumulated other comprehensive loss	(39,480)	(1,223)
Accumulated deficit	(176,704)	(131,046)
Total stockholders’ equity	288,244	212,861
Total liabilities and stockholders’ equity	$994,320	$896,828

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating activities
Net loss	$(11,310)	$(12,307)	$(45,550)	$(25,506)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,696	8,570	35,091	23,722
Deferred income taxes	1,639	848	(3,346)	(11,176)
Amortization of deferred costs	1,252	820	3,172	2,555
Foreign currency re-measurement loss	(186)	367	311	155
Non-cash interest and other expense	561	414	1,669	979
Non-cash stock compensation expense	10,963	7,187	31,263	18,716
Non-cash loss on retirement of fixed assets	473	—	473	—
Non-cash loss on debt extinguishment	—	2,317	—	2,317
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	7,952	(2,005)	13,140	6,405
Prepaids and other	(3,350)	(6,695)	(10,093)	(4,280)
Accounts payable	4,476	(420)	(1,782)	(903)
Accrued expenses and other liabilities	(1,688)	719	(8,789)	(5,037)
Deferred revenue	(3,822)	(157)	(1,407)	(2,893)
Net cash provided by (used in) operating activities	18,656	(342)	14,152	5,054
Investing activities
Purchase of property and equipment	(137)	(359)	(833)	(723)
Purchase of customer relationships	—	(438)	(201)	(438)
Purchase business combinations, net of cash acquired	—	(22,947)	(67,651)	(105,771)
Net cash used in investing activities	(137)	(23,744)	(68,685)	(106,932)
Financing activities
Payments on finance leases	(3)	(142)	(86)	(499)
Proceeds from notes payable, net of issuance costs	(27)	342,967	(169)	382,306
Payments on notes payable	(1,350)	(309,469)	(4,050)	(323,218)
Taxes paid related to net share settlement of equity awards	—	(1,297)	(2,140)	(6,108)
Issuance of common stock, net of issuance costs	130,133	14	130,174	151,549
Additional consideration paid to sellers of businesses	(2,072)	(2,546)	(11,652)	(5,886)
Net cash provided by financing activities	126,681	29,527	112,077	198,144
Effect of exchange rate fluctuations on cash	(138)	(496)	404	302
Change in cash and cash equivalents	145,062	4,945	57,948	96,568
Cash and cash equivalents, beginning of period	87,910	108,361	175,024	16,738
Cash and cash equivalents, end of period	$232,972	$113,306	$232,972	$113,306

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(11,310)	$(12,307)	$(45,550)	$(25,506)
Add:
Depreciation and amortization expense	11,696	8,570	35,091	23,722
Interest expense, net	8,078	5,517	23,594	15,879
Other expense (income), net	(598)	228	819	1,681
Loss on debt extinguishment	—	2,317	—	2,317
Provision for (benefit from) income taxes	1,149	547	(3,811)	(6,166)
Stock-based compensation expense	10,963	7,187	31,263	18,716
Acquisition-related expense	3,574	7,457	24,513	24,444
Purchase accounting deferred revenue discount	1,408	1,176	7,381	2,458
Adjusted EBITDA	$24,960	$20,692	$73,300	$57,545

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of net loss to non-GAAP net income:
Net income (loss)	$(11,310)	$(12,307)	$(45,550)	$(25,506)
Add:
Stock-based compensation expense	10,963	7,187	31,263	18,716
Amortization of purchased intangibles	11,222	8,012	33,587	22,053
Amortization of debt discount	561	414	1,669	979
Acquisition-related expense	3,574	7,457	24,513	24,444
Loss on debt extinguishment	—	2,317	—	2,317
Purchase accounting deferred revenue discount	1,408	1,176	7,381	2,458
Tax effect of adjustments above	(1,275)	(1,065)	(4,660)	(3,804)
Non-GAAP net income	$15,143	$13,191	$48,203	$41,657

Weighted average ordinary shares outstanding, basic	27,220,134	24,568,483	25,725,495	22,550,232
Weighted average ordinary shares outstanding, diluted	27,751,221	25,425,335	26,149,617	23,383,406
Non-GAAP earnings per share, basic	$0.56	$0.54	$1.87	$1.85
Non-GAAP earnings per share, diluted	$0.55	$0.52	$1.84	$1.78

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by (used in) operating activities	$18,656	$(342)	$14,152	$5,054
Less: Purchase of Property and Equipment	(137)	(359)	(833)	(723)
Free Cash Flow	$18,519	$(701)	$13,319	$4,331

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Stock-based compensation:
Cost of revenue	$624	$250	$1,512	$763
Research and development	1,005	683	2,639	1,637
Sales and marketing	968	508	2,415	1,012
General and administrative	8,366	5,746	24,697	15,304
Total	$10,963	$7,187	$31,263	$18,716

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Depreciation:
Cost of revenue	$37	$197	$153	$716
Operating expense	437	361	1,351	953
Total	$474	$558	$1,504	$1,669

Amortization:
Cost of revenue	$2,542	$1,946	$7,513	$5,576
Operating expense	8,680	6,066	26,074	16,477
Total	$11,222	$8,012	$33,587	$22,053